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                                                                   EXHIBIT 23.02



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 1999 (except with respect to the matters discussed in Note 14, as to which the date is March 19, 1999) included in Crescent Real Estate Equities Company's Form 10-K for the year ended December 31, 1998, and of our reports dated December 12, 1997 on Austin Centre, January 16, 1998 on Post Oak Central, January 16, 1998 on Washington Harbour, March 4, 1998 on Datran Center and June 12, 1998 on BP Plaza included in Crescent Real Estate Equities Company's Forms 8-K and to all references to our Firm included in this Registration Statement.


                                                      /s/ ARTHUR ANDERSEN LLP
                                                     ---------------------------
                                                       ARTHUR ANDERSEN LLP

Dallas, Texas
May 4, 1999